Exhibit 99.1

KIRKLAND’S HOME REPORTS FIRST QUARTER 2024 RESULTS

NASHVILLE, Tenn. (June 6, 2024) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13-week period ended May 4, 2024.

First Quarter 2024 Summary

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Net sales of $91.8 million; Overall comparable sales decreased 3.5%, inclusive of 2.8% growth in comparable brick-and-mortar stores compared to Q1 2023.
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Gross profit margin expanded 280 bps to 29.5% compared to Q1 2023.
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Operating loss of $7.5 million, a $2.8 million improvement compared to Q1 2023.
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Adjusted EBITDA loss of $4.5 million, a $1.3 million improvement compared to Q1 2023.
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Opened 1 store and closed 2 stores to end the quarter with 329 stores.
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Ended the period with a cash balance of $3.8 million and $48.9 million in outstanding debt.
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Announces cost savings initiatives and retains financial advisor to review strategic alternatives.

Management Commentary

Amy Sullivan, CEO of Kirkland’s Home, said, “We are continuing to see progress on our strategic initiatives as demonstrated by our comparable sales growth of 2.8% in our brick-and-mortar stores for the first quarter. While this positive momentum was offset by continued pressure in our e-commerce business, we are encouraged by the early signs of traction driven by our marketing and merchandising repositioning strategies.”

Ms. Sullivan continued, “Given the slower than anticipated start to the year and the continued headwinds associated with higher ticket categories, particularly with our value conscious customer, we are taking swift actions to better align our cost structure to current demand trends and are taking steps to improve our e-commerce business while remaining laser-focused on driving long-term, profitable growth. As we look to the future, we remain confident that our strategic initiatives that include re-engaging our core customer, refocusing our product assortment, and strengthening our omni-channel capabilities are key to driving sales growth. We believe these initiatives coupled with maintaining disciplined operational effectiveness and improvement in our liquidity position, should enable us to achieve $600 million in revenue and an adjusted EBITDA margin in line with our historical performance in the next five years.”

First Quarter 2024 Financial Results

Net sales in the first quarter of 2024 were $91.8 million, compared to $96.9 million in the prior year quarter. Comparable sales decreased 3.5%, including a 19.1% decline in e-commerce sales and a 2.8% increase in comparable store sales. The decrease was primarily driven by a decrease in consolidated average ticket and e-commerce traffic, partially offset by an increase in store traffic and conversion.

Gross profit in the first quarter of 2024 was $27.1 million, or 29.5% of net sales, compared to $25.9 million, or 26.7% of net sales in the prior year quarter. The improvement as a percentage of net sales was primarily a result of favorable outbound freight costs and improved merchandise margin.

Operating expenses in the first quarter of 2024 were $34.6 million, or 37.7% of net sales, compared to $36.2 million, or 37.4% of net sales in the prior year quarter. The decline in operating expenses was driven by reduced corporate salaries and benefits expenses and expense declines across multiple categories, partially offset by increased consulting costs for strategic advisory services.

Operating loss in the first quarter of 2024 was $7.5 million compared to operating loss of $10.3 million in the prior year quarter. The improvement was primarily a result of the aforementioned increase in gross profit and lower operating expenses.

EBITDA in the first quarter of 2024 was a loss of $4.9 million compared to a loss of $6.9 million in the prior year quarter. Adjusted EBITDA in the first quarter of 2024 was a loss of $4.5 million compared to a loss of $5.8 million in the prior year quarter.

Net loss in the first quarter of 2024 was $8.8 million, or a loss of $0.68 per diluted share, compared to a net loss of $12.1 million, or a loss of $0.95 per diluted share in the prior year quarter.

Balance Sheet

As of May 4, 2024, inventory was $75.8 million, a 9.1% decrease compared to Q1 2023, due to the closure of two e-commerce distribution locations in fiscal 2023 and a 4.1% decrease in store count.

As of May 4, 2024, the Company had a cash balance of $3.8 million, with $38.9 million of outstanding debt under its $90.0 million senior secured revolving credit facility and $10.0 million of outstanding debt under its $12.0 million “first-in, last-out” delayed-draw, asset-based term loan. As of May 4, 2024, the Company had approximately $0.8 million available for borrowing under the revolving credit facility and the term loan, after the minimum required excess availability covenant.

The Company’s inventories are typically at seasonal lows during the first quarter of the fiscal year and begin to build as the second quarter progresses. Availability under the Company’s revolving credit facility and term loan fluctuates largely based on eligible inventory levels, and as eligible inventory increases in the second and third fiscal quarters in support of the Company’s back-half sales plans, the Company’s borrowing capacity increases correspondingly. The Company anticipates that cash flow from seasonal sales in the third and fourth quarters of fiscal 2024 will be used to reduce borrowing levels and increase liquidity.

Subsequent to May 4, 2024, the Company borrowed an additional $2.0 million under the revolving credit facility, and as of June 6, 2024, the Company had $40.9 million of outstanding debt under its revolving credit facility and $10.0 million in borrowings under its term loan.

Cost Savings Initiatives and Review of Strategic Alternatives

Following the end of the quarter, the Company implemented several cost savings initiatives to better align its cost structure with the current business environment. The Company believes these actions are necessary as part of improving its profitability and liquidity trajectory while minimizing disruption to the Company’s focus on its strategic initiatives and the overall customer experience. The cost savings initiatives include a reduction in corporate overhead, store payroll, marketing and third-party technology expenses. The Company expects to realize approximately $6 million of savings in fiscal 2024 and estimates approximately $7 million in ongoing annual pre-tax savings from these initiatives.

In addition, on May 14, 2024, the Company retained Consensus, an investment banking firm specializing in consumer-facing companies, to serve as financial advisor to the Board of Directors in the pursuit and evaluation of potential strategic opportunities to support the Company and its initiatives.

The Company has not set a deadline or definitive timetable for the completion of the strategic alternatives review process, and there can be no assurance that this process will result in any particular outcome. The Company does not intend to comment further regarding the review of strategic alternatives until it determines disclosure is necessary or advisable.

Conference Call

Kirkland’s Home management will host a conference call to discuss its financial results for the first quarter ended May 4, 2024, followed by a question-and-answer period with President and CEO, Amy Sullivan, and EVP and CFO, Mike Madden.

Date: Thursday, June 6, 2024

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10189094

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ICR at KIRK@icrinc.com.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through June 13, 2024.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 9351728

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 328 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home décor and furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating in-store and online environment provides the Company’s customers with a unique brand experience. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility and term loan, the Company’s ability to successfully implement cost savings and other strategic initiatives intended to improve operating results and liquidity positions, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand strategy, the risk that natural disasters, pandemic outbreaks (such as COVID-19), global political events, war and terrorism could impact on the Company’s revenues, inventory and supply chain, the continuing consumer impact of inflation and countermeasures, including raising interest rates, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 29, 2024 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	May 4,	April 29,
	2024	2023
Net sales	$91,753	$96,875
Cost of sales	64,685	71,004
Gross profit	27,068	25,871
Operating expenses:
Compensation and benefits	19,286	20,039
Other operating expenses	14,318	14,738
Depreciation (exclusive of depreciation included in cost of sales)	961	1,206
Asset impairment	11	225
Total operating expenses	34,576	36,208
Operating loss	(7,508)	(10,337)
Other expense, net	1,011	410
Loss before income taxes	(8,519)	(10,747)
Income tax expense	311	1,360
Net loss	$(8,830)	$(12,107)
Loss per share:
Basic	$(0.68)	$(0.95)
Diluted	$(0.68)	$(0.95)
Weighted average shares outstanding:
Basic	12,965	12,778
Diluted	12,965	12,778

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	May 4,	February 3,	April 29,
	2024	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$3,836	$3,805	$7,072
Inventories, net	75,789	74,090	83,332
Prepaid expenses and other current assets	6,540	7,614	4,905
Total current assets	86,165	85,509	95,309
Property and equipment, net	27,737	29,705	36,146
Operating lease right-of-use assets	121,410	126,725	131,289
Other assets	7,271	8,634	7,137
Total assets	$242,583	$250,573	$269,881
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$39,963	$46,010	$38,092
Accrued expenses	23,020	23,163	25,499
Operating lease liabilities	38,590	40,018	41,173
Total current liabilities	101,573	109,191	104,764
Operating lease liabilities	94,529	99,772	110,165
Long-term debt, net	47,541	34,000	33,000
Other liabilities	4,405	4,486	3,872
Total liabilities	248,048	247,449	251,801
Shareholders’ (deficit) equity	(5,465)	3,124	18,080
Total liabilities and shareholders’ (deficit) equity	$242,583	$250,573	$269,881

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	13-Week Period Ended
	May 4,	April 29,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,830)	$(12,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	2,624	3,257
Amortization of debt issue costs	131	20
Asset impairment	11	225
Gain on disposal of property and equipment	(6)	(21)
Stock-based compensation expense	292	490
Changes in assets and liabilities:
Inventories, net	(1,699)	739
Prepaid expenses and other current assets	1,063	184
Accounts payable	(5,653)	(5,792)
Accrued expenses	(133)	(570)
Operating lease assets and liabilities	(1,365)	(1,555)
Other assets and liabilities	(90)	349
Net cash used in operating activities	(13,655)	(14,781)

Cash flows from investing activities:
Proceeds from sale of property and equipment	6	60
Capital expenditures	(770)	(846)
Net cash used in investing activities	(764)	(786)

Cash flows from financing activities:
Borrowings on revolving line of credit	9,000	21,000
Repayments on revolving line of credit	(4,100)	(3,000)
Borrowings on term loan	10,000	—
Debt issuance costs	(399)	(456)
Cash used in net share settlement of stock options and restricted stock units	(51)	(76)
Net cash provided by financing activities	14,450	17,468

Cash and cash equivalents:
Net increase	31	1,901
Beginning of the period	3,805	5,171
End of the period	$3,836	$7,072

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$390	$844
Non-cash accruals for debt issuance costs	860	—

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and adjusted operating loss. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net loss before interest and the provision for income tax, which is equivalent to operating loss, adjusted for depreciation and asset impairment, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating loss as adjusted EBITDA including depreciation.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s non-GAAP adjustments remove stock based compensation expense, due to the non-cash nature of this expense, and remove severance, as it fluctuates based on the needs of the business and does not represent a normal, recurring operating expense.

The following table shows a reconciliation of operating loss to EBITDA, adjusted EBITDA and adjusted operating loss for the 13-week periods ended May 4, 2024 and April 29, 2023:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended
	May 4, 2024	April 29, 2023
Operating loss	$(7,508)	$(10,337)
Depreciation	2,624	3,257
Asset impairment (1)	11	225
EBITDA	(4,873)	(6,855)
Non-GAAP adjustments to operating expenses:
Stock-based compensation expense(2)	292	490
Severance charges(3)	73	529
Total non-GAAP adjustments	365	1,019
Adjusted EBITDA	(4,508)	(5,836)
Depreciation	2,624	3,257
Adjusted operating loss	$(7,132)	$(9,093)

(1) Asset impairment charges are related to property and equipment. Asset impairment was previously shown as a non-GAAP adjustment. The current presentation includes asset impairment as a reconciling item between operating loss and EBITDA. Prior periods have been reclassified to conform to the current period presentation.

(2) Stock-based compensation expense includes amounts amortized to expense related to equity incentive plans.

(3) Severance charges include expenses related to severance agreements and permanent store closure compensation costs.